EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-35387) of Brazos Sportswear, Inc. (formerly Sun Sportswear, Inc.) of our report dated February 12, 1997, appearing on page 10 of this Form 10-K.

/s/ Price Waterhouse LLP
    PRICE WATERHOUSE LLP

Seattle, Washington
April 11, 1997